SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    Form 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 16, 2001




                            PORTLAND BREWING COMPANY
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                     Oregon
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


        0-25836                                         93-0865997
------------------------                    ------------------------------------
(Commission File Number)                    (IRS Employer Identification Number)


               2730 NW 31st Avenue, Portland, Oregon         97210
             -------------------------------------------------------
              (Address of Principal Executive Offices)     (Zip Code)


                                 (503) 226-7623
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              (Registrant's telephone number, including area code)

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Item 2.  Acquisition or Disposition of Assets.

On August 16, 2001 Portland Brewing Company (the "Company") sold approximately
1.5 acres of real property (the "Real Property") to Ralph L. Staver for $1,150,000 in cash. The Real Property consists of a parking lot and a 16,000 square foot building. The Company owned the Real Property for a short period of time and used it as a parking lot near the Company's brewery operations. The Company will retain a 15 year easement to use 25 parking spaces without cost.

The purchase price for the Real Property was determined through arms-length negotiations between the Company and Mr. Staver. The sale was made pursuant to the terms of a Purchase and Sale Agreement and Receipt for Earnest Money dated August 16, 2001 between the Company and Ralph L. Staver.

Item 7  Financial Statements and Exhibits.

(a)      Financial statements of businesses acquired.

         None required.

(b)      Pro forma financial information.

         None required.

(c)      Exhibits.

         2.1 Purchase and Sale Agreement and Receipt for Earnest Money dated August 16, 2001.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            PORTLAND BREWING COMPANY
                                            (Registrant)


Date:  August 16, 2001                      By: /s/ Charles A. Adams
                                                -------------------------------
                                                Charles A. Adams
                                                President


















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